UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

NCR Corporation (the “Company”) is furnishing the following information as required under Item 12 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On July 29, 2004, NCR issued a press release announcing its second-quarter 2004 revenue, operating income and earnings per share amounts. A copy of the press release is furnished as Exhibit 99.1 of this report.

Also on July 29, 2004, during the conference call to discuss NCR’s second quarter earnings, the Company provided a preliminary estimate of earnings per share for 2005 in the $2.00 per share range. This estimate is dependent on numerous factors, including the economic environment, technology spending, and the factors that influence pension expense, as well as income tax rates and share count. The Company committed to provide formal 2005 guidance later in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 29, 2004	By:	/s/ Peter Bocian
Peter Bocian
Vice President, Finance and Interim Chief Financial Officer

Index to Exhibit

Exhibit No.	Description
99.1	Press Release dated July 29, 2004.